Exhibit 10.2

SCHEDULE A

Loan Amount	Funding Date	Origination Fee
$22,232,560.80	September 13, 2022	$111,162.80
$33,501.12	December 13, 2023	N/A
$525,000.00	March 22, 2024	$25,000.00
$27,790.70	March 22, 2024	N/A
$1,500,000.00	April 22, 2024	N/A
$30,399.00	June 28, 2024	N/A

As amended and agreed on June 28, 2024

AUGUSTA GOLD CORP.

By:	/s/ Purni Parikh
Name:	Purni Parikh
Title:	SVP, Corporate Affairs

AUGUSTA INVESTMENTS INC.

By:	/s/ Richard Warke
Name:	Richard Warke
Title:	Director